UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

CLEAR-LITE HOLDINGS, INC.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-52877	20-8257363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

102 NE 2nd Street, PMB 400 Boca Raton, Florida 33432-3908
(Address of Principal Executive Offices)

(561) 544-6966
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chairman of the Board of Directors

On February 4, 2011, the board of directors of Clear-Lite Holdings, Inc. ("Company"), appointed Milton C. Ault III as the Company’s chairman of the board of directors. Below is a description of Mr. Ault’s relevant business experience:

Milton C. Ault III, age 41, Chairman

Milton C. Ault has served as the President and Chief Executive Officer of Zealous, Inc. (“Zealous”), from August 2007 until June 4, 2010, and a member of Zealous’s board of directors since October 2007. Between June and July of 2007, Mr. Ault was President of Zealous. Between July 2007 and August 2007, Mr. Ault was the Executive Vice President of Zealous. As of May 2008, Mr. Ault has served as the chairman, director, Chief Executive Officer and President of ASNI-II, Inc., a wholly owned subsidiary of Zealous. Mr. Ault was the chairman, Chief Executive Officer and President of Zealous Holdings, Inc. (“Zealous Holdings”) from June 2005 to May 2008.  Mr. Ault is the manager and Chief Investment Officer of Zealous Asset Management, LLC, a wholly owned subsidiary of Zealous. Mr. Ault was a registered representative at Strome Securities, LP, from July 1998 until December 2005. Mr. Ault was elected to the board of directors of Patient Safety Technologies (formally Franklin Capital Corp.) in July 2004, and became its chairman and Chief Executive Officer in October 2004, where here served until January 2006 and again from July 2006 to January 2007. Mr. Ault has been a member of the board of directors of IPEX, Inc. (“IPEX”) since May 2005, and served as interim Chief Executive Officer of IPEX between May and July 2005. Mr. Ault was Chief Executive Officer of Digicorp, Inc. (“Digicorp”), a publicly traded corporation, from April 26, 2005 until September 30, 2005, and he served as Chairman of Digicorp from July 16, 2005 until September 30, 2005. In November 2005, Mr. Ault became Chief Executive Officer of Zealous Capital Markets, LLC (formally, Ault Glazer Bodnar Securities), a subsidiary of Zealous Holdings formed in June 2005.  Mr. Ault became President of Zealous Capital Markets, LLC, in November 2006. Mr. Ault currently holds the series 7, 24, and 63 licenses.

Zealous Holdings filed for bankruptcy protection under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on February 20, 2009, in the U.S. Bankruptcy Court, Central District of California.  This Chapter 11 filing was subsequently converted to a Chapter 7 filing.  Zealous Holdings is currently awaiting a no-asset letter from the U.S. Trustee indicating the closure of the bankruptcy proceeding.  Upon the closure of such proceedings, Zealous Holdings will be dissolved as an entity in the State of Delaware.

Mr. Ault filed for bankruptcy protection under Chapter 11 of the Bankruptcy Code on December 8, 2009, in the U.S. Bankruptcy Court, Central District of California.  This Chapter 11 filing was subsequently converted to a Chapter 7 filing.  Mr. Ault is currently in the process of withdrawing this Chapter 7 filing.

Family Relationships

Mr. Ault does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR-LITE HOLDINGS, INC.

Date: February 9, 2011	By:	/s/ Paul E. Niedermeyer
Paul E. Niedermeyer
Chief Executive Officer